EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G/A filed herewith (and any amendments thereto), relating to the common stock of Medley Capital Corp., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d‑1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 14th day of February, 2020.

DB MED INVESTOR I LLC			DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities Fund LP, its member manager			By: Drawbridge Special Opportunities GP LLC, its general partner

By: Drawbridge Special Opportunities GP LLC,			By:	/s/ Constantine M. Dakolias
its general partner				Name:	Constantine M. Dakolias
				Title:	President
By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

DRAWBRIDGE SPECIAL OPPORTUNITIES GP LLC			DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LTD

By:	/s/ Constantine M. Dakolias		By: Drawbridge Special Opportunities Advisors LLC, its investment manager
	Name:	Constantine M. Dakolias
	Title:	President	By:	/s/ Constantine M. Dakolias
				Name:	Constantine M. Dakolias
				Title:	President

DRAWBRIDGE SPECIAL OPPORTUNITIES ADVISORS LLC			FORTRESS PRINCIPAL INVESTMENT HOLDINGS IV LLC

By:	/s/ Constantine M. Dakolias		By:	/s/ David N. Brooks
	Name:	Constantine M. Dakolias		Name:	David N. Brooks
	Title:	President		Title:	General Counsel

FORTRESS OPERATING ENTITY I LP			FIG LLC

By: FIG Corp, its general partner			By:	/s/ David N. Brooks
				Name:	David N. Brooks
By:	/s/ David N. Brooks			Title:	Secretary
	Name:	David N. Brooks
	Title:	Secretary

FORTRESS INVESTMENT GROUP LLC			FIG CORP.

By:	/s/ David N. Brooks		By:	/s/ David N. Brooks
	Name:	David N. Brooks		Name:	David N. Brooks
	Title:	Secretary		Title:	Secretary